      Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Creative Enterprises
International, Inc. (the "Company") on Form 10-QSB for the period ending
September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, being, Donald J. McDonald, Chief
Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

              Date: November 20, 2006      /s/ Donald J. McDonald
                                           ----------------------
                                           Donald J. McDonald
                                           Chief Executive Officer and President